AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2004
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NUWAY MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                              65-0159115
        (STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION
        INCORPORATION OR ORGANIZATION)                      NUMBER)


                       23461 SOUTH POINT DRIVE, SUITE 200
                         LAGUNA HILLS, CALIFORNIA 92653
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                      NUWAY MEDICAL, INC. 2004 EQUITY PLAN
                            (Full title of the plan)

                                 DENNIS CALVERT
                               NUWAY MEDICAL, INC.
                       23461 SOUTH POINT DRIVE, SUITE 200
                         LAGUNA HILLS, CALIFORNIA 92653
               (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)


                                    COPY TO:
                             JOHN R. BROWNING, ESQ.
                                 ATTORNEY-AT-LAW
                       23461 SOUTH POINT DRIVE, SUITE 200
                         LAGUNA HILLS, CALIFORNIA 92653
                                 (949) 770-8600

                                                 CALCULATION OF REGISTRATION FEE
=============================== ========================= ===================== =================== =================
                                                            Proposed maximum     Proposed maximum      Amount of
Title of securities to          Amount to be                 offering price     aggregate offering    registration
be registered                   registered(1)(2)              per share(3)           price(3)            fee(3)
------------------------------- ------------------------- --------------------- ------------------- -----------------
Common Stock                       20,000,000 shares             $0.03               $600,000            $76.02
=============================== ========================= ===================== =================== =================

-------------
(1) Represents the maximum number of shares of common stock of the registrant, $0.00067 par value per share, issuable pursuant to the NuWay Medical, Inc. 2004 Equity Plan (the "Plan") being registered hereon.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the Plan as a result of the anti-dilution adjustment provisions of the Plan.

(3) The registration fee of $76.02 for the 20,000,000 shares of common stock that are being registered pursuant to this Registration Statement was calculated as follows: Under the Plan, because none of the shares that are being registered hereunder are subject to outstanding options and the offering price therefore is not known, the proposed maximum offering price per share and maximum aggregate offering price were estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon a price of $0.03, which is the average of the bid and asked prices of the common stock on March 8, 2004, a date within 5 business days prior to the filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by NuWay Medical, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including all material incorporated by reference therein;

         2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, including all material incorporated by reference therein; and

         3. The Company's Current Reports on Form 8-K and Form 8-K/A filed April 7, 2003, April 10, 2003, May 1, 2003, June 10, 2003,
                  October 31, 2003 and February 17, 2004, including all material incorporated by reference therein.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         John R. Browning, Esq. has provided legal services and advice to the Company in connection with a variety of corporate and securities matters, including the Registrant's compliance with the periodic reporting requirements of the Securities Exchange Act of 1934, and general legal consulting and advice on a variety of matters. Mr. Browning's opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as Exhibit 5.1. This Registration Statement and the Prospectus that is a part of this Registration Statement registers 20,000,000 shares of our Common Stock, a portion of which we expect to issue and deliver to Mr. Browning as partial compensation for his services rendered before the date of this Registration Statement. In addition, additional shares may in the future be issued to Mr. Browning as compensation for services. Mr. Browning owned no shares of the Company's Common Stock as of the date hereof.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities, including reimbursement of expenses incurred arising under the Securities Act.

         As permitted by Delaware law, our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director shall be liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in our certificate of incorporation is to eliminate the rights of the Company and its stockholders, through stockholders' derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director thereof, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses (i) - (iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         Our Amended and Restated Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Our bylaws further provide that we will be required to indemnify our officers or directors in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

         Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Company to procure a judgment in our favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to us for gross negligence or willful conduct in the performance of such person's duty to us, and only to the extent that the presiding court shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Our bylaws further provide that to the extent that one of our directors, officers, employees or agents has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith; that indemnification provided for in our certificate of incorporation and bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that we may purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability asserted against any such person incurred by such person in any such capacity or arising out of such person's status as such whether or not we would have the power to indemnify such person against such liabilities under the provisions of Section 145 of the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.              Exhibit Description
         -----------              -------------------

              4.1                 Certificate of Amendment of Certificate
                                  of Incorporation (filed as Exhibit 3.1
                                  to the Registrant's Annual Report on
                                  Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

              4.2                 Certificate of Amendment of Certificate
                                  of Incorporation (filed as Exhibit 3.2
                                  to the Registrant's Annual Report on
                                  Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

              4.3                 Certificate of Incorporation (filed as
                                  Exhibit 3.1 to the Registrant's Annual
                                  Report on Form 10-KSB for the year ended
                                  December 31, 2001, and incorporated
                                  herein by reference).

              4.4                 Certificate of Merger merging
                                  Repossession Auction, Inc. (Florida
                                  corporation) and Repossession, Inc.
                                  (Delaware corporation) (filed as Exhibit
                                  3.2 to the Registrant's Annual Report on
                                  Form 10-KSB for the year ended December 31, 2001, and incorporated herein by reference).

              4.5 Bylaws, as amended and restated (filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

              4.6                 NuWay Medical, Inc. 2004 Equity Plan.

              5.1                 Opinion of John R. Browning, Esq.,
                                  Attorney-At-Law.

              23.1 Consent of John R. Browning, Esq., Attorney-At-Law (contained in Exhibit 5.1).

              23.2                Consent of Haskell & White LLP

              23.3                Consent of Shubitz Rosenbloom & Co.,
                                  P.A.

              24.1                Power of attorney (contained on the
                                  signature page hereto).

ITEM 9.  UNDERTAKINGS.

      1. The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

      2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, California, on this 9th day of March, 2004.

                                       NUWAY MEDICAL, INC.

                                       By:  /s/ Dennis Calvert
                                             -----------------------------------
                                             Dennis Calvert
                                             President, Chief Executive Officer
                                             and Interim Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Dennis Calvert such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person's behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                                           DATE
---------                                     -----                                           ----

/s/ Dennis Calvert
---------------------------------------       President, Chief Executive Officer, Interim     March 9, 2004
Dennis Calvert                                Chief Financial Officer and Director

/s/ Joseph L. Provenzano
---------------------------------------       Director                                        March 9, 2004
Joseph L. Provenzano

/s/ Steven V. Harrison II
---------------------------------------       Director                                        March 9, 2004
Steven V. Harrison II

/s/ Gary Cox
---------------------------------------       Director                                        March 9, 2004
Gary Cox

                                  EXHIBIT INDEX


Exhibit No.    Exhibit Description
-----------    -------------------

4.6            NuWay Medical, Inc. 2004 Equity Plan.

5.1            Opinion of John R. Browning, Esq., Attorney-At-Law.

23.1           Consent of John R. Browning, Esq., Attorney-At-Law (contained in
               Exhibit 5.1).

23.2           Consent of Haskell & White LLP

23.3           Consent of Shubitz Rosenbloom & Co., P.A.

24.1           Power of attorney (contained on the signature page hereto).




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